UNITED STATES
                 SECURITIES AND EXCHANGE COMISSION
                       WASHINGTON, D.C.  20549

                   SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                      NASB FINANCIAL, INC.
---------------------------------------------------------------
         (Name of Registrant as Specified in its Charter)


---------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
    14-a6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:



(LOGO)


                                              December 30, 2005

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of NASB Financial, Inc. (the "Company"), which will be held on Tuesday, January 24, 2006, at 8:30 a.m. Central Standard Time, in the lobby of our Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri.

     At this Annual Meeting, you are being asked to elect directors and ratify the appointment of our independent auditors. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be presented at the Annual Meeting. The Board of Directors unanimously recommends that stockholders vote "FOR" each matter to be considered.

     YOUR VOTE IS IMPORTANT. You are urged to sign, date, and mail the enclosed Proxy promptly in the postage-prepaid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy.

     A copy of the Bank's Annual Report for the fiscal year ended
September 30, 2005 accompanies the Notice of Annual Meeting and the Proxy Statement. On behalf of the Board of Directors, I wish to thank you for your continued support. We appreciate your interest.



                      Sincerely,

                      /s/ David H. Hancock
                      David H. Hancock
                      Board Chairman

                          NASB FINANCIAL, INC.
                         12498 South 71 Highway
                        Grandview, Missouri 64030
                            (816) 765-2200


                                 NOTICE
                    Annual Meeting of Stockholders
                      Tuesday, January 24, 2006


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASB Financial, Inc. will be held at the North American Savings Bank, Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri, on Tuesday, January 24, 2006, at 8:30 a.m., Central Standard Time, for the following purposes:

1. To elect three directors of the Company to serve three-year terms and one director to serve a one-year term.

2. To ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2006; and

3. To transact such other business as may properly come before the meeting.


Pursuant to the Bylaws, the Board of Directors has fixed the close of business on December 15, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.


                                   NASB FINANCIAL, INC.

                                   /s/ Shauna Olson
                                   Shauna Olson
                                   Corporate Secretary
December 30, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.

                           NASB FINANCIAL, INC.
                          12498 South 71 Highway
                        Grandview, Missouri 64030
                             (816) 765-2200

                             PROXY STATEMENT
                     Annual Meeting of Stockholders
                             January 24, 2006

                     VOTING AND SOLICITATION OF PROXIES

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of NASB Financial, Inc. ("NASB" or the "Company") for the Annual Meeting of Stockholders (hereinafter called the "Meeting") to be held at the North American Savings Bank, Grandview branch office located at 12498 South 71 Highway, Grandview, Missouri on Tuesday, January 24, 2006, at 8:30 a.m. The Annual Report to stockholders for fiscal year 2005, including consolidated financial statements for the fiscal year ended September 30, 2005, accompanies this statement. The Company is required to file an Annual Report and Form 10-K for its fiscal year ended September 30, 2005, with the Securities and Exchange Commission ("SEC").

     This proxy statement and the accompanying proxy are first being sent to the stockholders on or about December 30, 2005.

     Regardless of the number of shares you own, it is important that your stock be represented at the Meeting. No action can be taken unless a majority of the outstanding shares of Common Stock is represented. To make sure your shares are represented at the Meeting, please sign and date the proxy card and return it in the enclosed prepaid envelope.

     If the enclosed proxy is properly executed and returned, and is not revoked, it will be voted in accordance with the specifications made by the stockholder. The proxy form provides a space for you to withhold your vote for the nominees for the Board of Directors, if you choose to do so. You may indicate the way you wish to vote on each matter in the space provided. Executed but unmarked proxies will be voted FOR the election of the director nominees named in the proxy statement and FOR the ratification of the selection of auditors.

     You may revoke your proxy at any time prior to its exercise. NASB has not established formal procedures for revocation. The cost of soliciting the proxies will be borne by NASB. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegraph. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. No additional compensation shall be paid to directors, officers and regular employees of the Company in consideration of services rendered to the solicitation of proxies.

     The securities which can be voted at the Meeting consist of shares of Common Stock of NASB Financial, Inc., with each share entitling its owner to one vote on matters other than the election of directors, in respect of which cumulative voting is permitted, as discussed below. The close of business on December 15, 2005, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of Common Stock outstanding on the record date was 8,437,442.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum, the Meeting may be adjourned in order to permit further solicitation of proxies.

     No person is authorized to give any information or to make any representation other than as contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups owning in excess of five percent (5%) of NASB's Common Stock are required to file certain reports regarding such ownership with NASB and with the SEC. The Company has not been notified, nor does it have any reason to believe, that any person, other than Mr. David H. Hancock and Michael G. Dunn, owns more than 5% of NASB's Common Stock as of November 30, 2005.


                 Name and Address of    Amount and Nature     Percent of
Title of Class    Beneficial Owner         of Ownership        Class (2)
------------------------------------------------------------------------
Common Stock     David H. Hancock          4,295,401             50.9%
                 12498 South 71 Highway   shares total (1)(2)
                 Grandview, MO 64030

Common Stock     Michael G. Dunn             504,612              6.0%
                 102 Georgia St.          shares total
                 St. Simons, GA  31522

1) Includes 22,500 shares which Mr. Hancock has the right to acquire pursuant to the options he holds under the Stock Option Plan, but which have not been exercised.
2) Includes 264,068 shares which are owned by Mr. Hancock's spouse, Linda S. Hancock. Mr. Hancock disclaims beneficial ownership of these shares and their inclusion in the totals above shall not be deemed as an admission that Mr. Hancock is the beneficial owner of such shares for purposes of Section 16 of the Exchange Act or for any other purposes.
3) The calculation of percent of class is based on the number of shares of Common Stock outstanding as of November 30, 2005, excluding shares held by the Company as treasury stock.
-----------------------

     As of November 30, 2005, all executive officers and directors as a group owned 4,466,499 shares of NASB's Common Stock and have options to acquire an additional 31,500 shares for a total of 4,497,999, or 53.3%.


PROPOSAL 1: ELECTION OF DIRECTORS

     At each election of directors, every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected to a particular class. A stockholder may cumulate his votes by voting the total number of votes to which he is entitled for any one candidate or distribute them equally or unequally among the candidates. The total votes for all candidates cannot be more than the number of all candidates to be elected multiplied by the number of his shares. Stockholders may exercise their right to cumulative voting by attaching to their proxy card instructions indicating how many votes their proxy should give each candidate. The Board of Directors reserves the right to cumulate votes with respect to proxies assigned to the Board unless authorization is expressly withheld or instruction is otherwise given.

     The directors are divided into three classes. Four directors are to be elected at this meeting. Two of the nominees, Frederick V. Arbanas and W. Russell Welsh, currently serve on the Board of Directors and are seeking re-election to serve until the 2008 Annual Meeting; or until their successors are elected and qualified to serve. During 2005, in accordance with the authority prescribed by the Company's Articles of Incorporation and Bylaws, the Board chose to expand the number of Directors from seven to nine. At that time, two of the nominees, Fletcher M. Lamkin and Paul L. Thomas, were appointed by the Board to serve as Directors until the next annual meeting of Stockholders in January 2006. If elected, Mr. Lamkin's term would expire in 2009 and Mr. Thomas' term would expire in 2007.

     It is the intention of the Board of Directors to vote the proxies for the election of all of the nominees named below for directors, or, at their discretion, cumulatively vote for any one or more, unless the proxy is marked to indicate that such authorization is expressly withheld. Management believes that all such nominees will stand for election, but if any person nominated fails to stand for election, the Board of Directors reserves full discretion to vote for any other person who may be nominated. Management believes that each nominee named herein will serve if elected as a director.

     Pursuant to the Bylaws of the Company, the Board of Directors acts as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least one-hundred twenty days and not more than one-hundred eighty days prior to the date of the annual meeting.

Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon. Such recommendations must contain the name, age, business address, residence address, and the principal occupation or employment of each such recommended nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such recommended nominee as a director.
Such recommendations shall include a signed consent to serve as a director of the Company, if elected, from each such recommended nominee.



                           BOARD OF DIRECTORS

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS
     The nominees, their ages, principal occupations or employment for the past five years and positions with the Company's subsidiary, North American Savings Bank, F.S.B. (the "Bank"), the year each was first elected as director of NASB, and the amount of Common Stock and percent thereof beneficially owned by each on November 30, 2005, are shown on the following table. "Beneficial ownership" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the nominee's household; and stock in which the nominee has or shares voting or investment power, even though the nominee disclaims any beneficial interest in such stock. Each director of the Company is also a member of the Board of Directors of the Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
NOMINEE.





                                                            AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
NAME AND BUSINESS EXPERIENCE                        DIRECTOR   OF COMMON STOCK AS   PERCENT
DURING LAST FIVE YEARS                        AGE    SINCE      OF RECORD DATE      OF CLASS
------------------------------------------------------------------------------------------------
NOMINEES - ONE YEAR TERM EXPIRING IN 2007
--------------------------------------------
PAUL L. THOMAS                                 38     2005    16,800 shares
Executive Vice President of North American                      (directly)(1)           0.2%
Savings Bank

NOMINEES - THREE YEAR TERMS EXPIRING IN 2009
--------------------------------------------
FREDERICK V. ARBANAS                           66     1974    12,477 shares             0.2%
Retired President of Fred Arbanas, Inc., Advertising          (9,409 directly and
Agency, Grandview, Missouri since 1969.                        3,068 indirectly)

W. RUSSELL WELSH                               56     1997    25,148 shares (directly)  0.3%
President & CEO of the law firm Polsinelli
Shalton Welte Suelthaus.

FLETCHER M. LAMKIN                             63     2005    None                      0.0%
President of Westminster College, Fulton, Missouri
since 2000.  Previously served as Dean of the Academic
Board of the U.S. Military Academy at West Point.

DIRECTORS WHOSE TERMS EXPIRE IN 2007
--------------------------------------------
DAVID H HANCOCK                                60     1990    4,295,401 shares          50.9%
Board Chairman and Chief Executive Officer of                 (4,031,333 directly and
North American Savings Bank since 1990.  Also                  264,068 indirectly)(2)(3)
serves as Board Chairman of Nor-Am Service
Corporation, a wholly owned subsidiary of
North American.

LINDA S. HANCOCK                               55     1995    4,295,401 shares          50.9%
Owner of Linda Smith Hancock Interiors                        (264,068 directly and
since 1974.                                                    4,031,333 indirectly)(4)

                                    3


DIRECTORS WHOSE TERMS EXPIRE IN 2008
--------------------------------------------
BARRETT BRADY                                  59     1993    10,400 shares (directly)   0.1%
Senior Vice President of Highwoods Properties, Inc.
President and Chief Executive Officer of J.C. Nichols
1995-1998.

A. RAY CECRLE                                  65     2003     5,100 shares             0.1%
First Vice President of Stifel, Nicolaus and                   (directly)
Company, Inc. since 1984.  Joined Stifel,
Nicolaus and Company, Inc. in 1966.

KEITH B. COX                                   44     2001     29,724 shares            0.4%
President of North American Savings Bank.  From 1996            (directly)(5)
to 2002, served as Executive Vice President and Chief
Financial Officer, and from 1990 to 1996, served as Vice
President and Controller of North American.




-----------------------
(1) Includes 1,000 shares which Mr. Thomas has the right to acquire pursuant to options he holds under the 2004 Stock Option Plan, which have not been exercised.
(2) Includes 22,500 shares which Mr. Hancock has the right to acquire pursuant to options he holds under the 2004 Stock Option Plan, which have not been exercised.
(3) Includes 264,068 shares owned by Linda S. Hancock. David H. Hancock is the spouse of Linda S. Hancock. David H. Hancock disclaims beneficial ownership of securities owned by Linda S. Hancock and this report shall not be deemed an admission that he is the beneficial owner of such securities for purposes of Section 16 of the Exchange Act or for any other purposes.
(4) Includes 4,031,333 shares owned by David H. Hancock. Linda S. Hancock is the spouse of David H. Hancock. Linda S. Hancock disclaims beneficial ownership of securities owned by David H. Hancock and this report shall not be deemed an admission that she is the beneficial owner of such securities for purposes of Section 16 of the Exchange Act or for any other purposes.
(5) Includes 1,500 shares which Mr. Cox has the right to acquire pursuant to options he holds under the 2004 Stock Option Plan, which have not been exercised.


-----------------------

     The Board of Directors held 12 regular meetings during the fiscal year ended September 30, 2005. All directors attended more than 75% of the meetings of the Board of Directors and committees to which they belong.

     The Directors that are "independent" of the Company, as defined by the NASDAQ Marketplace Rule 4200(a)(15), are: Frederick V. Arbanas, Barrett Brady, A. Ray Cecrle, Fletcher M. Lamkin, and W. Russell Welsh.

AUDIT COMMITTEE
     The Audit Committee has the responsibility of reviewing the scope and results of audits performed by the Bank's independent auditors and reviewing the findings and recommendations of NASB's internal auditor and compliance officer. The audit committee is comprised of Frederick
V. Arbanas, Barrett Brady, and A. Ray Cecrle.

     In 1999, the SEC, the New York Stock Exchange ("NYSE"), the National Association of Securities Dealers ("NASD"), and the American Institute of Certified Public Accountants ("AICPA") partnered to establish a Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Blue Ribbon Committee's report, which was issued and adopted in February 1999, set forth new requirements designed to strengthen the effectiveness of audit committees of publicly traded companies. In meeting these new requirements, NASB's Board of Directors adopted an amended Audit Committee Charter. This Charter, as most recently amended and ratified by the Board on September 28, 2005, is set forth in Appendix A.

AUDIT COMMITTEE REPORT
     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2005, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing any and all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Committee also discussed with management, the Internal Audit Manager, and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent auditors and the Internal Audit Manager their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as
amended, "Communication with Audit Committees."   The Committee
discussed and reviewed, with and without management present, the results of the independent auditors' integrated audit, which included an examination of the Company's financial statements and managements assessment of internal control over financial reporting in accordance with Sarbanes-Oxley Section 404. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent auditors have the responsibility for the examination of those statements.

     Mr. Barrett Brady serves as the Audit Committee's financial expert, and is qualified to do so as prescribed by provisions of the Sarbanes-Oxley Act.

     Based on the above mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment, subject to shareholder approval, of BKD, LLP as the Company's independent auditors for the fiscal year ending September 30, 2006, and the board concurred with that recommendation.

    December 15, 2005     Barrett Brady, Audit Committee Chairman
                          Frederick V. Arbanas
                          	A. Ray Cecrle


DIRECTORS' AND COMMITTEE MEMBERS' REMUNERATION
     Directors who are not paid a salary by the Bank or a subsidiary during the fiscal year ended September 30, 2005, received fees of $1,250 per board meeting attended, and $400 per meeting to members of all standing committees, if such committee meeting was not held in conjunction with a board meeting.

EXECUTIVE OFFICERS
     The following sets forth information about the executive officers who are not directors of NASB or who have not been employed by the Bank for five years. All executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

     James A. Watson, age 58, has served as the Bank's Executive Vice President of Banking Compliance since 1992. Prior to this, he served as Vice President from 1984-1990 and as Senior Vice President from 1990 to 1992.

     Rhonda Nyhus, age 40, is the Bank's Senior Vice President and Chief Financial Officer. From February 1995 to August 1997, she worked as Internal Audit Manager for the Bank. Prior to that time, she had six years of experience with the accounting firm of Grant Thornton.

     Wade Hall, age 38, is the Bank's Senior Vice President of
Commercial Real Estate Lending. Before joining the Bank in 2000, he was an attorney in private practice. Prior to that he was Executive Vice President of Strategic Development for a publicly-held financial services company. He has fifteen years of lending experience.

     Bradley A. Lee, age 51, has served as a Sr. Vice President in Construction Lending with the Bank for nine years. His twenty-four years of experience in banking include serving as VP at Mercantile Bank in Commercial Lending from 1991 to 1995 and as Sr. Vice President at Mark Twain Banks from 1981 to 1991.

     John Nesselrode, age 46, has worked for the Bank for twenty years, first as Investment Officer, and now as Sr. Vice President/Chief
Investment Officer.

     Bruce J. Thielen, age 45, started with the Bank fourteen years ago as Manager of Loan Servicing. Since January 1995, he has assumed additional responsibilities as the manager of the Residential Lending Department and is presently a Sr. Vice President.

     Dena Sanders, age 37, is Senior Vice President of Retail Banking for North American. She joined the Bank in 1998 and has served as a portfolio loan officer and as Vice President in both Construction and Consumer lending.


EXECUTIVE COMPENSATION
     The following table sets forth information concerning the compensation of the Chief Executive Officer and four most highly compensated executive officers who received compensation of $100,000 or more and served in such capacities as of September 30, 2005.




                                                                                  STOCK    ALL OTHER
NAME AND PRINCIPAL                          FISCAL        SALARY      BONUS      OPTIONS      COMP.
POSITION WITH BANK                           YEAR            $          $        (NUMBER)     $(1)
------------------------------------------------------------------------------------------------------
DAVID H. HANCOCK                             2005         252,000     100,600    12,500        6,300
Board Chairman, CEO and Director             2004         252,000      80,600    10,000        4,890
                                             2003         252,000     250,600        --        6,000

KEITH B. COX                                 2005         192,500      68,100     1,000        6,300
President and Director                       2004         192,500      62,100       500        6,600
                                             2003         183,750      45,600        --        6,349

PAUL L. THOMAS                               2005         140,000     120,600     1,000        6,318
Executiv Vice President and                  2004         140,000     110,700        --        3,153
Chief Credit Officer                         2003         135,000      40,000        --        4,340

BRAD LEE                                     2005         130,000     145,600     1,000        6,300
Senior Vice President of                     2004         130,000     130,600        --        6,250
Construction Lending                         2003         125,000     103,201        --        6,843

BRUCE J. THIELEN                             2005         130,000     105,000        --        7,050
Senior Vice President and                    2004         118,125      70,000        --        4,781
Chief Lending Officer                        2003         115,000     160,100        --        6,100





-----------------------
(1)Includes contributions to the Company's 401(k) Plan on behalf of each of the named executive officers to match predefined portion of the 2005 pre-tax elective deferral contribution (included under the "salary" column) made to such plan and discretionary contributions made to the plan on behalf of the named executive officer.
-----------------------

     Cash compensation for the fiscal year ended September 30, 2005, totaled $2,269,400 for all ten executive officers as a group.

OPTION GRANTS DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 2004, TO THE ABOVE NAMED EXECUTIVE OFFICERS.
     On August 1, 2005, the Board granted to David H. Hancock the option to acquire 12,500 shares, to Keith B. Cox the option to acquire 1,000 shares, to Paul L. Thomas the option to acquire 1,000 shares, to Brad Lee the option to acquire 1,000 shares, and to Bruce J. Thielen the option to acquire 1,000 shares of the Company's Common Stock. Also on August 1, 2005, the Board granted the option to acquire a total of 3,000 shares to other executive officers who are not listed above. The exercise price of options granted during fiscal 2005 was $42.17, which was equal to the fair market value of the Company's Common Stock on the date of the grants.

OPTION EXERCISES AND FISCAL YEAR-END VALUES
     The following table sets forth all stock options exercised by the named executives during the fiscal year ended September 30, 2005, and the number and value of unexercised options held by such executive officers at the fiscal year-end.




                                                                               VALUE OF UNEXERCISED
                     SHARES                    NUMBER OF UNEXERCISED         IN-THE MONEY OPTIONS AT
                    ACQUIRED      VALUE       OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END (2)
                                            -----------------------------   --------------------------
NAME              ON EXERCISE   REALIZED(1)   EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
------------------------------------------------------------------------------------------------------
David H. Hancock         --          --           2,100        20,500         $  8,140     $ 32,560
Keith B. Cox             --          --             100         1,400         $    407     $  1,628
Paul L. Thomas           --          --              --         1,000         $     --     $     --
Brad Lee                 --          --              --         1,000         $     --     $     --
Bruce J. Thielen         --          --              --         1,000         $     --     $     --



-----------------------
(1) Difference between fair market value of underlying securities at date of exercise and the exercise price.
(2) Difference between fair market value of underlying securities at fiscal year-end and the exercise price.
-----------------------

EMPLOYMENT AGREEMENTS
     There are currently no employment agreements.

EXECUTIVE COMPENSATION PLAN
     The executive compensation program is based on beliefs and guiding principles designed to align compensation with business strategy and company values. The Company supports a performance-oriented environment that rewards performance not only with respect to the individual's contribution to the Company but also Company performance as compared to that of the industry performance levels.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board of Directors is composed of directors Frederick V. Arbanas, Barrett Brady, and A. Ray Cecrle. The Committee is responsible for setting and administering the policies that govern both annual executive compensation and stock ownership programs.

     The Compensation Committee evaluated a variety of objective factors to determine the base salaries, incentive bonuses, and stock option awards to the Bank's executives. In setting the executive compensation for the Chief Executive Officer and the President, the committee examined the Company's corporate performance ratios compared to peer group averages, the Company's stock price performance over the last five years in relationship to peer groups and industry indexes, and the Company's executive compensation compared to salary surveys of financial institutions in the industry with similar characteristics of the Company. Specifically, the Company's return on assets ("ROA") was 1.77% during the year ended September 30, 2005, while its return on equity ("ROE") was 17.94%. Comparatively, information on the FDIC's web site reports that, for the nine-month period ended September 30, 2005, all savings institutions as a whole had an ROA of 1.15% and an average ROE of 10.39%. The Compensation Committee also compares cash compensation paid to executives to the Company's national peer group of institutions with $1 billion in assets or greater as listed in the 2004 Key Executive Total Compensation Survey published by The Delves Group in conjunction with the Bank Administration Institute. Based on that survey, the total cash compensation paid to the Company's Chief Executive Officer during the year ended September 30, 2005, was approximately 38.4% below the national peer group average for that position. The total cash compensation paid to the Company's President for the year ended September 30, 2005, was approximately 16.1% below the national peer group average for that position.

COMPARATIVE STOCK PERFORMANCE GRAPH
     The following graph shows the cumulative total return on the common stock of the Bank over the last five fiscal years, compared with the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Financial Institutions Index over the same period.
 Cumulative total return on the stock or the index equals the total increase in the value since September 30, 2000, assuming reinvestment of all dividends paid into the stock or the index respectively. The graph was prepared assuming that $100 was invested on September 30, 2000, in common stock of the Bank in the indexes.

NASB, NASDAQ Stock Market (U.S. Companies) and NASDAQ




INDEX                     9/30/00   9/30/01   9/30/02   9/30/03   9/30/04   9/30/05
-------------------------------------------------------------------------------------
NASB Financial, Inc.      $ 100     $ 103     $ 148     $ 248     $ 289     $ 309
NASDAQ (U.S.)             $ 100     $  41     $  32     $  49     $  52     $  59
NASDAQ Financial Stocks   $ 100     $ 116     $ 124     $ 146     $ 167     $ 170









                            BENEFITS

RETIREMENT PLAN
     During the fiscal year ended September 30, 2005, North American maintained a 401(k) Qualified Defined Contribution Plan ("Plan") for all employees who worked at least 1,000 hours per year, were 21 years of age, and had been employed for one year. This Plan complies with the requirements of the Employment Retirement Income Security Act ("ERISA") of 1974. The Plan provides, in general, that an employee may elect to contribute from 1% to 100% of annual salary on a pre-tax basis, subject to certain IRS dollar limits. The Bank will contribute 50% of the employee's contribution, up to a maximum of 3% of the employee's salary, also subject to IRS limits. Employees are 100% vested in the employer's contributions after three years of service to the Bank. Benefits under the Plan are determined by the contributions of the Bank and the participant. Normal retirement age is 65. Upon retirement, the participant elects the manner in which the accrued contributions plus earnings are to be received.

     The aggregate contributions by the Bank under the Plan for named executive officers during the fiscal year ended September 30, 2005, were: David Hancock, $6,300; Keith B. Cox, $6,300; Paul L. Thomas, $6,318; Brad Lee, $6,300; Bruce J. Thielen, $7,050; and for all executive officers as a group were $55,031. Total accrued contributions by the bank are: David Hancock, $72,434; Keith B. Cox, $58,497; Paul L. Thomas, $13,811; Brad Lee, $40,556; and Bruce
J. Thielen, $57,957.

2004 STOCK OPTION PLAN
     On January 27, 2004, stockholders of NASB approved a new equity stock option plan ("2004 Stock Option Plan"). Under the 2004 Stock Option Plan, options to purchase up to 250,000 shares of Common Stock may be granted to officers and employees of the Bank and its subsidiaries. As of September 30, 2005, there were 210,500 shares of Common Stock remaining available for issue under the 2004 Stock Option Plan.

     The options granted are intended to be incentive stock options under Section 442A of the Internal Revenue Code as amended. Qualified stock options must be granted by the tenth anniversary of the effective date of the 2004 Stock Option Plan. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. No option shall be exercisable after the expiration of ten years from its date of the grant.

     The Board of Directors administers the 2004 Stock Option Plan. The Board selects the employees to whom options are to be granted and the number of shares to be granted based upon, among other things, an employee's length of service, the amount of compensation, and the nature of responsibilities, duties and functions.

     The Board may, in its discretion, authorize NASB to accept the surrender by the optionee of the right to exercise an option in consideration for the payment by NASB of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option surrendered over the total exercise price. Such payment may be made in Common Stock and/or cash.

Federal Income Tax Consequences
     Incentive stock options are designed to result in beneficial tax treatment to the optionee and do not result in a tax deduction for the Company. The optionee is not taxed upon grant or exercise of an incentive stock option; rather, taxation is deferred until the sale or other disposition of the underlying shares.

     During the year ended September 30, 2005, the Board issued new stock options as follows: 12,500 at $42.17 with a 5-year expiration, 500 at $39.79 with a 10-year expiration, 500 at $42.53 with a 10-year expiration and, 13,000 at $42.17 with a 10-year expiration. As of September 30, 2005, outstanding options may be exercised as follows:


First Exercise Date            Number of Shares      Exercise Price
-------------------------------------------------------------------
July 27, 2005                          2,600             $35.50
November 30, 2005                        100             $39.79
July 27, 2006                          2,600             $35.50
August 1, 2006                         5,100             $42.17
August 4, 2006                           100             $42.53
November 30, 2006                        100             $39.79
July 27, 2007                          2,600             $35.50
August 1, 2007                         5,100             $42.17
August 4, 2007                           100             $42.53
November 30, 2007                        100             $39,79
July 27, 2008                          2,600             $35.50
August 1, 2008                         5,100             $42.17
August 4, 2008                           100             $42.53
November 30, 2008                        100             $39.79
July 27, 2009                          2,600             $35.50
August 1, 2009                         5,100             $42.17
August 4, 2009                           100             $42.53
November 30, 2009                        100             $39.79
August 1, 2010                         5,100             $42.17
August 4, 2010                           100             $42.53
                                     ---------
TOTAL                                 39,500
                                     =========



     As of September 30, 2005, none of the options granted under the 2004 Stock Option Plan have been exercised. Options held by executive officers who are directors are included in the table under beneficial ownership. All executive officers as a group hold options to purchase 31,000 shares.

1986 STOCK OPTION PLAN
     During fiscal year 1986, stockholders of NASB approved a stock option plan ("1986 Stock Option Plan"). Amendments to the 1986 Stock Option Plan were made in 1988 and 1994, and were submitted to and approved by the shareholders. Under the 1986 Stock Option Plan, options to purchase up to 931,592 shares of Common Stock (adjusted to reflect subsequent stock dividends and stock split less those exercised) were authorized to be granted to officers and employees of the Bank and its subsidiaries. The time frame for issuing new Option Agreements under the 1986 Stock Option Plan has expired.

     As of September 30, 2005, 712,576 of the options granted under the 1986 Stock Option Plan have been exercised. There are no outstanding options under the 1986 Stock Option Plan.

TRANSACTIONS WITH NORTH AMERICAN
     NASB, prior to the Financial Institutions Reform Recovery and Enforcement Act of 1989, followed the policy of offering mortgage loans for the financing of personal residences and consumer loans to its officers, directors and employees. These loans were made in the ordinary course of business and on substantially the same terms and collateral, except for fees, as those of comparable transactions prevailing at the time. The loans did not involve more than the normal risk of collectibility or present other unfavorable features. NASB does not make portfolio loans to executive officers and directors.

     As of September 30, 2005, there were no loans made on preferential terms, as explained above to, an executive officer or director of the Company that exceeded $60,000 in the aggregate. Loans to executive officers and directors or their associates, which were not made on preferential terms, if any, are disclosed in the notes to the consolidated financial statements in the 2005 Annual Report to Stockholders.

SECTION 16 COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of NASB Financial, Inc. equity securities, to file reports of ownership and reports of changes in ownership with the SEC. The Company's officers, directors and greater than 10% stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.


     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met. Where applicable, transactions were properly filed on Form 5 at the end of the Company's fiscal year-end.


PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

     Each year, the Audit Committee evaluates and approves the scope and projected cost of services to be provided to the Company by the independent auditors. The Audit Committee recommended, and the Board of Directors appointed, the firm of BKD, LLP to audit the accounts of NASB Financial, Inc. and its subsidiaries for the fiscal year ended September 30, 2006. This appointment is being presented to stockholders for ratification.
 If the stockholders do not ratify the selection of BKD, LLP, the Board of Directors will reconsider the selection. BKD, LLP has advised NASB that neither the firm nor any present member or associate of the firm has any financial interest, direct or indirect, in the Company, nor any connection with NASB in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

AUDIT FEES
     BKD, LLP billed the Company a total of $327,705 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2005, and the reviews of financial statements included in the Company's quarterly reports on Forms 10-Q. For fiscal year ended September 30, 2004, BKD, LLP billed the Company a total of $92,100 for professional services rendered in connection with the audit of annual financial statements and reviews of quarterly reports.

     "Audit-related" services were also provided to the Company by BKD, LLP. During the fiscal years ended September 30, 2005, and 2004, BKD, LLP billed the Company a total of $5,545 and $6,300 for audit-related services, respectively. Such audit-related services consisted of services related to the annual audit of the Bank's retirement plan.

TAX FEES
     For the fiscal year ended September 30, 2005, BKD, LLP billed the Company a total of $11,454 for professional services rendered for the preparation of income tax returns, tax compliance, tax advice, and tax planning. Tax related services during the year ended September 30, 2004, totaled $4,830.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     There were no fees billed by BKD, LLP for financial information systems design or implementation fees during the Company's fiscal year ended September 30, 2005 or 2004.

ALL OTHER FEES
     There were no other services provided by BKD, LLP to the Company for the fiscal years ended September 30, 2005 and 2004.

     BKD, LLP will not be attending the annual meeting of stockholders and will not be available for questions at that time. However, representatives of management will be available to respond to appropriate questions with regard to accounting or financial matters that pertain to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BKD, LLP

     The vote of a majority of a quorum of outstanding shares of common stock is required to approve the proposal.

                           OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                          STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such Meeting must be received at the NASB's main office at 12498 South 71 Highway, Grandview, Missouri 64030, not later than September 10, 2006.
Any such proposals shall be subject to requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     A COPY OF FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, NASB
FINANCIAL, INC., 12498 SOUTH 71 HIGHWAY, GRANDVIEW, MISSOURI 64030.

                                 By Order of the Board of Directors


                                 /s/ Shauna Olson
                                 Shauna Olson
                                 Corporate Secretary


Grandview, Missouri
December 30, 2005

<Page






APPENDIX A

AUDIT COMMITTEE CHARTER FOR NASB FINANCIAL, INC.

ORGANIZATION
     The Audit Committee of NASB Financial, Inc. is a standing committee of the Board of Directors. It shall consist of at least three Directors who are generally knowledgeable in financial and auditing matters, and who have the skills and experience to read an understand Company's financial statements. One member shall be designated as the Audit Committee Chairman. At least one member of the Committee shall have accounting or related financial management expertise, in accordance with NASDAQ listing standards and at least one member shall be designated the Audit Committee "financial expert" in accordance with the definition set forth in regulations of the Securities and Exchange Commission ("SEC") and NASDAQ.

     Each member of the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment, and shall meet the Director independence requirements for serving on an audit committee in accordance with the rules and regulations of the SEC and NASDAQ.

     The Audit Committee shall meet at least four times each year.

STATEMENT OF POLICY

     The Audit Committee will assist the Board of Directors in fulfilling its responsibilities by overseeing:

- The integrity of the Company's financial Statements, financial process, and internal controls.

- The independence of the Company's independent auditors and the performance of the independent audit.

- The adequacy of the Company's accounting processes and its systems of internal control.

- Compliance with applicable laws and the Company's policies on business ethics and conduct.

     In fulfilling their responsibilities, the Audit Committee shall maintain free and open communication with the independent auditors, the Internal Audit Manager, and the management of the Company. The Audit Committee will have regular communication to the Board with regard to all significant issues it addresses. In discharging its role of oversight, the Audit Committee shall have all necessary resources and authority, with full power to retain independent council, outside advisors, or other experts as it may deem appropriate.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the Company's accounting and reporting practices are in accordance with all requirements and proper safeguards of the Company's assets. Specific responsibilities of the Audit Committee include:

1. To evaluate the performance of the independent auditors each year and to have exclusive responsibility over their selection (subject to shareholder ratification), compensation, and discharge (if appropriate).

2. To review and approve the entire scope of services provided by the independent auditors each year, including the annual audit of the Company's financial statements, the audit of the Company's pension plan, and tax preparation services.

3. To receive and review each year from the independent auditors a written affirmation that they are, in-fact, independent from the Company. To discuss with the independent auditors any relationships or non-audit services that may impair their objectivity and independence and take any action that may be necessary.

4. To meet separately with the independent auditors, with and without management present, to discuss the results of their audits, management letters, management's responses, and any other matters the Audit Committee or independent auditors wish to discuss. To also review with the independent auditors any matters required to be discussed under generally accepted auditing standards relating to the conduct of the audit.

5. To resolve any material differences or disagreements that may arise between the independent auditors and the Company's management.

6. To review with management, the Internal Audit Manager, internal audit staff, and independent auditors the adequacy and effectiveness of the Company's accounting and internal controls, its process to monitor and manage business and financial risks, and its compliance with laws and ethical standards.

7. To review with management and the independent auditors any significant proposed or enacted changes of accounting policy, tax laws, or financial reporting regulations that may have a material impact on the Company.

8. To review and discuss with management and the independent auditors the Company's audited financial statements, and to recommend to the Board that the audited financial statements be included in the Company's annual report on form 10-K.

9. To review with management and independent auditors the Company's interim financial statements and other disclosures prior to the filing of each Quarterly Report on Form 10-Q. Also, to review information provided in any press release that contain earnings information of the Company.

10. To review and approve any Audit Committee report to be included in the Company's annual proxy statement for the annual meeting of stockholders.

11. To establish and maintain procedures for the receipt, retention, investigation and resolution of complaints regarding any accounting, internal control, or audit matters.
Also, to establish and maintain procedures for the confidential, anonymous submission of such matters by any of the Company's employees.

12. To review and approve an audit plan, budget, and staffing needs of the Company's internal audit function each year.

13. To periodically review the quality, quantity, and experience of the Company's internal audit, accounting, and finance staff.

14. To review and reassess the adequacy of the Audit Committee charter each year, and recommend any changes to the Board for approval.

15. To review and approve any related party transactions, if applicable.

APPENDIX B




                          NASB FINANCIAL, INC.
            12498 South 71 Highway  -  Grandview, Missouri  64030

REVOCABLE PROXY

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 24, 2006, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints the John M. Nesselrode and Rhonda Nyhus with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of NASB Financial, Inc., which the undersigned is entitled to vote at the ANNUAL MEETING of STOCKHOLDERS, to be held in the lobby of the Grandview Office, 12498 South 71 Highway, Grandview, Missouri, on January 24, 2006, and at any and all adjournments thereof, as follows:

1. Election of Directors:
[ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to vote cumulatively:
      FOR:                         WITHHOLD AUTHORITY:
      [ ]Frederick V. Arbanas      [ ]Frederick V. Arbanas
      [ ]W. Russell Welsh          [ ]W. Russell Welsh
      [ ]Fletcher M. Lamkin        [ ]Fletcher M. Lamkin
      [ ]Paul L. Thomas            [ ]Paul L. Thomas


-------------------------------------------------------------------

2. PROPOSAL to ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of NASB Financial,
Inc. and its subsidiaries for the fiscal year ending September 30,
2006.
[ ]FOR       [ ]AGAINST      [ ]ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.



REVOCABLE PROXY

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY. THE BOARD HAS THE DISCRETION TO VOTE CUMULATIVELY FOR THE ELECTION OF DIRECTORS.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Name(s), address and number of shares of registered owner(s) appear(s) below. SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON.


                              Date:  -------------------, -----

                                     -----------------------

                                     -----------------------
                                          Signature(s)

Please sign as name(s) appear(s) to the left, indicating official position or representative capacity where applicable. Show address changes.